Exhibit 4.6

[BRITISH COLUMBIA LOGO]

Ministry of Finance Corporate and Personal Property Registries	Mailing Address: PO BOX 9431 Stn Prov Govt Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St Victoria BC 250 356-8626
www.corporateonline.gov.bc.ca

NOTICE OF ARTICLES BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies /s/ J S POWELL J S Powell July 1, 2004

This Notice of Articles was issued by the Registrar July 1, 12:01 AM Pacific Time

Incorporation Number           BC0698743

Recognition Date and Time:	July 1, 2004 12:01 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

QLT INC.

REGISTERED OFFICE INFORMATION
Mailing Address: 26TH FLOOR, TORONTO-DOMINION BANK TOWER P.O. BOX 10026, PACIFIC CENTRE SOUTH, 700 WEST GEORGIA STREET VANCOUVER BC V7Y 1B3	Delivery Address: 26TH FLOOR, TORONTO-DOMINION BANK TOWER 700 WEST GEORGIA STREET VANCOUVER BC V7Y 1B3

RECORDS OFFICE INFORMATION
Mailing Address: 26TH FLOOR, TORONTO-DOMINION BANK TOWER P.O. BOX 10026, PACIFIC CENTRE SOUTH, 700 WEST GEORGIA STREET VANCOUVER BC V7Y 1B3	Delivery Address: 26TH FLOOR, TORONTO-DOMINION BANK TOWER 700 WEST GEORGIA STREET VANCOUVER BC V7Y 1B3

DIRECTOR INFORMATION

DIRECTOR INFORMATION Last Name, First Name Middle Name: WOOD, L. JACK (formerly WOOD, JACK)

Mailing Address: 401-101 22ND STREET WEST VANCOUVER BC V7V 4B8	Delivery Address: 401-101 22ND STREET WEST VANCOUVER BC V7V 4B8

Last Name, First Name Middle Name: MENDELSON, ALAN C.

Mailing Address: 135 COMMONWEALTH DRIVE MENLO PARK CA 94025 UNITED STATES	Delivery Address: 135 COMMONWEALTH DRIVE MENLO PARK CA 94025 UNITED STATES

Last Name, First Name Middle Name: HASTINGS, PAUL J.

Mailing Address: 887 GREAT NORTHERN WAY VANCOUVER BC V5T 4T5	Delivery Address: 887 GREAT NORTHERN WAY VANCOUVER BC V5T 4T5

Last Name, First Name Middle Name: HENRIKSEN, RONALD D.

Mailing Address: 111 MONUMENT CIRCLE, SUITE 3570 P.O. BOX 44906 INDIANAPOLIS IN 46204-0906 UNITED STATES	Delivery Address: 111 MONUMENT CIRCLE, SUITE 3570 INDIANAPOLIS IN 46204-0906 UNITED STATES

Last Name, First Name Middle Name: LEVY, JULIA G.

Mailing Address: 887 GREAT NORTHERN WAY VANCOUVER BC V5T 4T5	Delivery Address: 887 GREAT NORTHERN WAY VANCOUVER BC V5T 4T5

DIRECTOR INFORMATION

Last Name, First Name Middle Name:
SCOTT, E. DUFF

Mailing Address:	Delivery Address:
8 SUNNYDENE CRESCENT	8 SUNNYDENE CRESCENT
TORONTO ON M4N 3J6	TORONTO ON M4N 3J6

Last Name, First Name Middle Name:
CROSSGROVE, PETER A.

Mailing Address:	Delivery Address:
30 ADELAIDE STREET EAST	30 ADELAIDE STREET EAST
SUITE 1600	SUITE 1600
TORONTO ON M5C 3H1	TORONTO ON M5C 3H1

Last Name, First Name Middle Name:
CLARKE, C. BOYD

Mailing Address:	Delivery Address:
102 WITMER ROAD	102 WITMER ROAD
HORSHAM PA 19044	HORSHAM PA 19044
UNITED STATES	UNITED STATES

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE

1. 500,000,000	Common Shares	Without Par Value

Without Special Rights or Restrictions attached
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

2. 5,000,000	First Preference Shares	Without Par Value

With Special Rights or Restrictions attached
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
1) 500,000	Series “A” First Preference	Special Rights or Restrictions are attached

2) 500,000	Series “B” First Preference	Special Rights or Restrictions are attached

3) 500,000	Series “C” 8% First Preference	Special Rights or Restrictions are attached

4) 500,000	Series “D” First Preference	Special Rights or Restrictions are attached